Exhibit 99.1


                    USI Holdings Corporation Reports Second
                       Quarter Results and Other Matters


    BRIARCLIFF MANOR, N.Y.--(BUSINESS WIRE)--Aug. 7, 2006--USI
Holdings Corporation ("USI" or the "Company"), (NASDAQ:USIH):
    USI today reported financial results for the second quarter ended June 30, 2006. A printer friendly version of this release is available on our website at http://www.usi.biz.

    Highlights:

    For the quarter ended June 30, 2006 as compared to the same quarter in 2005:

    -- Consolidated revenues increased 9.2% to $133.9 million, including organic growth of 2.8%

    -- Consolidated net commissions and fees (excluding contingent commissions) increased 8.4%, including organic growth of 1.7%

    -- Income from continuing operations, before income tax expense increased by 34.3% to $12.6 million from $9.4 million

    --  Net income per share on a diluted basis increased to $0.13 from $0.03

    --  Operating margin increased to 18.5% from 16.8%

    -- Excluding the impact of stock option expense in 2006 and other identified adjustments in 2005, operating margin increased to 19.2% from 18.2%

    -- Acquired one insurance agency and four books of business, expected to add $11.2 million of annualized revenues

    -- Company has challenged and will, if necessary, appeal judgments entered against its subsidiary and one of its employees in a copyright infringement case in the amount of $16.6 million and $2.2 million, respectively



(Dollars in Thousands, Except Per Share       Three Months Ended
 Data)                                             June 30,
                                         -----------------------------
                                             2006      2005  % Change
                                          --------  -------- ---------
GAAP Financial Measures:
Revenues:
Net commissions and fees ("NCF")         $127,732  $117,818       8.4%
Contingents and overrides                   3,354     2,926      14.6%
Interest income                             1,345       878      53.2%
Other income                                1,451       933      55.5%
                                          --------
Total revenues                            133,882   122,555       9.2%
                                          --------

Expenses:
Operating expenses                        109,116   102,244       6.7%
Amortization of intangible assets           7,825     7,254       7.9%
Interest                                    4,330     3,669      18.0%
Early extinguishment of debt                   --        --       N/M
                                          --------  --------
Total expenses                            121,271   113,167       7.2%
                                          --------  --------

Operating Results:
Income from continuing operations before
 income tax expense                      $ 12,611  $  9,388      34.3%

Per Share Data-Diluted:
Income from continuing operations        $   0.13  $   0.09      44.4%
Net income                               $   0.13  $   0.03     333.3%

Non-GAAP Financial Measures (1):
Operating income                           24,766    20,621      20.1%
Operating margin                             18.5%     16.8%     10.1%
Operating margin, excluding identified
 adjustments                                 19.2%     18.2%      5.5%
Income from continuing operations plus
 amortization, excluding identified
 adjustments on a diluted per share
 basis                                   $   0.27  $   0.25       8.0%
NCF organic growth                            1.7%
Total revenue organic growth                  2.8%


                                               Six Months Ended
                                                   June 30,
                                         -----------------------------
                                            2006      2005   % Change
                                          --------  -------- ---------
GAAP Financial Measures:
Revenues:
Net commissions and fees ("NCF")         $242,688  $220,322      10.2%
Contingents and overrides                  22,107    20,928       5.6%
Interest income                             2,705     1,542      75.4%
Other income                                3,010     1,775      69.6%
                                          --------  --------
Total revenues                            270,510   244,567      10.6%
                                          --------  --------

Expenses:
Operating expenses                        217,708   210,903       3.2%
Amortization of intangible assets          15,728    14,008      12.3%
Interest                                    8,818     6,769      30.3%
Early extinguishment of debt                2,093        --       N/M
                                          --------  --------
Total expenses                            244,347   231,680       5.5%
                                          --------  --------

Operating Results:
Income from continuing operations before
 income tax expense                      $ 26,163  $ 12,887     103.0%

Per Share Data-Diluted:
Income from continuing operations        $   0.26  $   0.13     100.0%
Net income                               $   0.26  $   0.05     420.0%

Non-GAAP Financial Measures (1):
Operating income                           52,820    46,126      14.5%
Operating margin                             19.5%     18.9%      3.2%
Operating margin, excluding identified
 adjustments                                 20.2%     19.5%      3.6%
Income from continuing operations plus
 amortization, excluding identified
 adjustments on a diluted per share
 basis                                   $   0.57  $   0.53       7.5%
NCF organic growth                            1.5%
Total revenue organic growth                  2.3%

(1) Refer to Non-GAAP financial measures-Purpose and Use and related reconciliations included in this release.



    The revenue increase for the quarter includes the net impact of $5.7 million from acquisitions and divestitures completed in the last twelve months. On an organic basis, after identified adjustments, NCF (excluding contingent commissions) increased $2.0 million, or 1.7% for the quarter compared to the same period last year.
    The revenue increase for the first six months includes the net impact of $18.1 million from acquisitions and divestitures completed in the last twelve months. On an organic basis, after identified adjustments, NCF (excluding contingent commissions) increased $3.3 million, or 1.5% for the six months compared to the same period last year.
    In 2005, the Company concluded its previously announced margin improvement plan. For the three and six months ended June 30, 2005, the Company recorded zero and $4.0 million in expenses, before income taxes, for employee severance and related benefits, facilities closures, contract terminations and the amendment of sales professionals' compensation agreements. Also, for the three and six months ended June 30, 2005, the Company recorded $0.3 million and $8.4 million in expenses, respectively, before income taxes primarily associated with the SGP acquisition. There were no such similar expenses in the three and six months ended June 30, 2006.
    The operating margin (operating income as a percentage of total revenues) for the quarter was 18.5% on $24.8 million of operating income, compared to 16.8% on $20.6 million of operating income for the same period in 2005. The operating margin increase for the quarter was due principally to a $2.1 million adjustment in the second quarter of 2005 due to a change in accounting estimate. Other factors leading to the improvement in 2006 are the increase in operating margin in our insurance brokerage segment and lower corporate operating expenses, somewhat offset by the impact of $0.9 million in stock option expense and by the decrease in our specialized benefits segment. The increase in the insurance brokerage segment is attributable to the positive impacts of the 2005 margin improvement efforts, somewhat offset by higher legal costs in 2006, and to acquisitions, as well as organic growth in revenues of 2.6%, including organic growth in NCF of 1.2%. Operating margin in the insurance brokerage segment also benefited from an increase in interest and other income (other income consists primarily of premium finance revenues), which were each positively impacted by higher interest rates. The decrease in operating margin in the specialized benefits segment was due to investments in personnel and systems to support our expansion into our middle and emerging market strategy in order to increase our future growth opportunities.
    The operating margin for the six months ended June 30, 2006 was 19.5% on $52.8 million of operating income, compared to 18.9% on $46.1 million of operating income for the same period in 2005. The operating margin increase for the six months was due principally to the improvement in operating margin in our insurance brokerage segment and the $2.1 million adjustment in the second quarter of 2005 due to a change in accounting estimate. Other factors leading to the improvement in 2006 are lower corporate operating expenses, somewhat offset by the impact of $1.7 million in stock option expense and by the decrease in our specialized benefits segment. The increase in the insurance brokerage segment is attributable to the positive impacts of the 2005 margin improvement efforts, somewhat offset by higher legal costs in 2006, and to acquisitions, as well as organic growth in revenues of 2.6%, including organic growth in NCF of 1.5%. Operating margin in the insurance brokerage segment also benefited from an increase in interest and other income (other income consists primarily of premium finance revenues), which were each positively impacted by higher interest rates. The decrease in operating margin in the specialized benefits segment was due to investments in personnel and systems to support our expansion into our middle and emerging market strategy in order to increase our future growth opportunities.
    As previously disclosed, on June 27, 2006, a federal district court jury returned an adverse verdict against one of the Company's subsidiaries and one of its employees in a copyright infringement action. On the following day the federal district court entered judgment against the Company's subsidiary and its employee in the amount of approximately $16.6 million and $2.2 million, respectively. Subsequently, the plaintiff has filed a motion for awards of pre-judgment interest (totaling approximately $8 million with respect to the Company's subsidiary and approximately $1.1 million with respect to the employee) and of post-judgment interest. The Company and the employee have filed papers in opposition to plaintiff's motion for award of pre-judgment interest. On July 13, 2006, the subsidiary and the employee renewed their motion made during the trial for judgment as a matter of law and also moved, in the alternative, for a new trial. After consideration of the federal district court post-trial process, including the reasons supporting the motion for judgment as a matter of law or a new trial and potential issues available on appeal, the Company has determined that no increase to its $0.1 million contingency reserves as of June 30, 2006 for this case is warranted under the circumstances. Until future events occur related to the post trial and appellate process, including potential adjudication of those questions, management is unable to reasonably estimate, at this point in time, the amount of any loss within the possible range of zero up to the full judgment, plus pre-judgment and post-judgment interest. Through June 30, 2006, the Company has incurred approximately $0.7 million in expenses related to this case, primarily representing legal costs.
    David L. Eslick, Chairman, President and CEO, noted, "We are pleased with our sequential improvement in organic growth, strong margin expansion and continued success in our acquisition strategy - the three cornerstones to our business strategy. We continue to invest in the great growth opportunities that we expect out of our worksite marketing operations. We also recently announced the acquisition of the pre-eminent west coast worksite marketing firm, Tandem Benefits. With this acquisition we now have a comprehensive U.S. coverage platform which further supports our position as the largest independent communications, enrollment and worksite marketing organization in the U.S."

    USI will hold a conference call and audio webcast to review the results at 8:30 AM (ET) on Tuesday, August 8, 2006. To access the audio webcast, please visit USI's website at www.usi.biz on August 8, 2006 and follow the link. To access the conference call, dial toll-free 800-510-9834 or 617-614-3669 for international callers and use passcode 72982585, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz) or by dialing 888-286-8010 and using access code 11247227.

    This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI's control. It is possible that USI's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI's financial results, are contained in USI's filings with the Securities and Exchange Commission. Some factors include: USI's ability to grow revenues organically and expand its margins; successful consummation and integration of acquisitions; the insurance brokerage business is subject to a great deal of uncertainty due to the investigations into its business practices by various governmental authorities and related private litigation; resolution of regulatory matters and other claims, lawsuits and related proceedings; the passage of new legislation and/or disclosure arrangements with insurance companies affecting our business; determinations of effectiveness of internal controls over financial reporting and disclosure controls and procedures; USI's ability to attract and retain key sales and management professionals; USI's level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; future expenses for integration and margin improvement efforts; and general economic conditions around the country. USI's ability to grow has been largely attributable to acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

    This press release includes supplemental financial information which contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this financial information to generally accepted accounting principles in the United States ("GAAP") information follows. USI presents such non-GAAP supplemental financial information because it believes that such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of USI's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, USI's consolidated statements of operations for the three and six months ended June 30, 2006 and 2005.

    About USI Holdings Corporation

    Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 68 offices in 19 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.



USI Holdings Corporation and Subsidiaries
Consolidated Statements of Operations

                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                  2006      2005      2006      2005
                                --------  --------  --------  --------

                                      (Amounts in Thousands,
                                       Except Per Share Data)

Revenues:
 Net commissions and fees      $127,732  $117,818  $242,688  $220,322
 Contingents and overrides        3,354     2,926    22,107    20,928
 Interest income                  1,345       878     2,705     1,542
 Other income                     1,451       933     3,010     1,775
                                --------  --------  --------  --------

Total Revenues                  133,882   122,555   270,510   244,567

Expenses:
 Compensation and employee
  benefits                       73,433    70,903   148,924   151,297
 Non-cash stock-based
  compensation:
  Restricted stock awards           832       551     1,527       869
  Stock option expense              888         -     1,711         -
 Other operating expenses        31,487    28,418    60,571    54,036
 Amortization of intangible
  assets                          7,825     7,254    15,728    14,008
 Depreciation                     2,476     2,372     4,975     4,701
 Interest                         4,330     3,669     8,818     6,769
 Early extinguishment of debt         -         -     2,093         -
                                --------  --------  --------  --------
Total Expenses                  121,271   113,167   244,347   231,680
                                --------  --------  --------  --------
                                 12,611     9,388    26,163    12,887
Income from continuing
 operations before income tax
 expense
Income tax expense                5,346     4,095    11,177     5,609
                                --------  --------  --------  --------
Income From Continuing
 Operations                       7,265     5,293    14,986     7,278
Loss from discontinued
 operations, net                      -    (3,682)        -    (4,692)
                                --------  --------  --------  --------
Net Income                     $  7,265  $  1,611  $ 14,986  $  2,586
                                ========  ========  ========  ========

Per Share Data - Basic and
 Diluted:

Basic:
Income from continuing
 operations                    $   0.13  $   0.09  $   0.26  $   0.13
Loss from discontinued
 operations, net                      -     (0.06)        -     (0.08)
                                --------  --------  --------  --------
Net Income Per Common Share    $   0.13  $   0.03  $   0.26  $   0.05
                                ========  ========  ========  ========

Diluted:
Income from continuing
 operations                    $   0.13  $   0.09  $   0.26  $   0.13
Loss from discontinued
 operations, net                      -     (0.06)        -     (0.08)
                                --------  --------  --------  --------
Net Income Per Common Share    $   0.13  $   0.03  $   0.26  $   0.05
                                ========  ========  ========  ========

Weighted-Average Number of
 Shares Outstanding:
 Basic                           56,789    56,330    56,796    55,142
 Diluted                         57,798    56,846    57,787    55,601



USI Holdings Corporation and Subsidiaries
Consolidated Balance Sheets

                                              June 30,    December 31,
                                                 2006         2005
                                             ------------ ------------

                                              (Amounts in Thousands,
                                               Except Per Share Data)

Assets
Current assets:
 Cash and cash equivalents                   $    15,191  $    27,289
 Fiduciary funds--restricted                     102,350      103,887
 Premiums and commissions receivable, net of
  allowance for bad debts and cancellations
  of $7,452 and $7,300, respectively             245,457      244,372
 Other                                            22,966       25,048
 Deferred tax asset                                9,530       14,887
 Current assets held for discontinued
  operations                                       3,270        4,843
                                              -----------  -----------
Total current assets                             398,764      420,326

Goodwill                                         427,669      405,490

Expiration rights                                336,895      312,382
Other intangible assets                           51,646       50,800
Accumulated amortization                        (213,266)    (197,539)
                                              -----------  -----------
Expiration rights and other intangible
 assets, net                                     175,275      165,643

Property and equipment, net                       27,623       28,475
Other assets                                       3,516        3,840
                                              -----------  -----------
Total Assets                                 $ 1,032,847  $ 1,023,774
                                              ===========  ===========

Liabilities and Stockholders' Equity
Current liabilities:
 Premiums payable to insurance companies     $   255,970  $   259,286
 Accrued expenses                                 60,113       77,120
 Current portion of long-term debt                13,980       11,470
 Other                                            13,195       16,829
                                              -----------  -----------
Total current liabilities                        343,258      364,705

Long-term debt                                   242,938      225,062
Deferred tax liability                            14,257       16,237
Other liabilities                                  6,152        7,789
Other liabilities held for discontinued
 operations                                          426            -
                                              -----------  -----------
Total Liabilities                                607,031      613,793

Stockholders' equity:
 Common stock--voting--par $.01, 300,000
  shares authorized; 58,763 and 58,308
  shares issued, respectively                        588          583
 Additional paid-in capital                      666,707      663,436
 Accumulated deficit                            (231,087)    (246,073)
 Less treasury stock at cost, 789 and 620
  shares, respectively                           (10,392)      (7,965)
                                              -----------  -----------
Total Stockholders' Equity                       425,816      409,981
                                              -----------  -----------
Total Liabilities and Stockholders' Equity   $ 1,032,847  $ 1,023,774
                                              ===========  ===========



USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures - Purpose and Use


    USI defines Operating Income as revenues, less compensation and employee benefits, non-cash stock-based compensation, other operating expenses and depreciation. Compensation and employee benefits and other operating expenses are adjusted to exclude expenses related to USI's margin improvement plan (announced in the fourth quarter of 2004 and concluded in the fourth quarter of 2005 to reduce ongoing operating expenses) and acquisition integration efforts (expenses incurred during the integration of acquired companies), which USI's management does not consider indicative of the Company's run-rate, or normal operating expenses. USI presents Operating Income because management believes that it is a relevant and useful indicator of operating profitability. Management believes that Operating Income is relevant owing to USI's leveraged approach to its capital structure and resulting significant amount of interest expense and to USI's acquisition strategy which creates significant amortization and other expenses not directly associated with the core operations of the Company and which are specifically aimed at eliminating redundant real estate, positions and other costs.
    Additionally, management believes that investors in its stock use Operating Income to compare USI's ability to generate operating profits with its peers and for valuation purposes. Operating Margin (Operating Income as a percentage of total revenues) is presented because management believes that it is a relevant and useful indicator of operating efficiency. USI uses Operating Income and Operating Margin in budgeting and evaluating operating company performance. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.
    USI presents Income from continuing operations plus amortization of intangible assets on an absolute and diluted per share basis because management believes that it is a relevant and useful indicator of its ability to generate working capital. Management believes that income from continuing operations plus amortization of intangible assets is relevant owing to the significant amount of amortization of intangible assets resulting from accounting for all acquisitions using the purchase method of accounting. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets to compare USI with its peers and for valuation purposes. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.
    USI presents Income from continuing operations plus amortization of intangible assets, operating income and operating margin, excluding the impact of the identified adjustments because management believes that it is useful in understanding operating profitability compared to other periods presented. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets, operating income and operating margin, excluding the impact of the identified adjustments on an absolute and diluted per share basis, to compare USI with its peers, for valuation purposes and as an indicator of operating performance. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.
    USI presents organic revenue growth (decline) because management believes that it is useful in understanding organic revenue growth/decline compared to prior periods presented. Organic revenue growth (decline) is calculated by excluding the current period's total revenues attributable to acquisitions and the prior period's total revenues from divested businesses during the twelve months following acquisition or divestiture. Additionally, management believes that investors in its stock use organic revenue growth (decline) to compare USI with its peers and to measure growth in revenues attributable to the Company's ability to execute on its sales and client retention strategies. The financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.




USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures

Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets



                           For the Three Months   For the Six Months
                                   Ended                 Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                            ---------  ---------  ---------  ---------
                                     (Dollars in Thousands)

Total Revenues             $ 133,882  $ 122,555  $ 270,510  $ 244,567

Compensation and employee
 benefits                     73,433     70,894    148,924    139,129
Non-cash stock-based
 compensation:
 Restricted stock awards         832        551      1,527        869
 Stock option expense            888          -      1,711          -
Other operating expenses      31,487     28,117     60,553     53,742
Depreciation                   2,476      2,372      4,975      4,701

                           ---------- ---------- ---------- ----------
Operating Income              24,766     20,621     52,820     46,126
Operating Margin                18.5%      16.8%      19.5%      18.9%

Amortization of intangible
 assets                        7,825      7,254     15,728     14,008
Interest                       4,330      3,669      8,818      6,769
Early extinguishment of
 debt                              -          -      2,093          -
Margin improvement plan
 expenses (a)                      -          -          -      4,030
Acquisition integration
 expenses (a)                      -        310         18      8,432

                           ---------- ---------- ---------- ----------
Income from continuing
 operations before income
 tax expense                  12,611      9,388     26,163     12,887
Income tax expense             5,346      4,095     11,177      5,609
                            ---------  ---------  ---------  ---------
Income from continuing
 operations                    7,265      5,293     14,986      7,278
Addback:  Amortization of
 intangible assets             7,825      7,254     15,728     14,008
                            ---------  ---------  ---------  ---------
Income from continuing
 operations plus
 amortization of
 intangible assets         $  15,090  $  12,547  $  30,714  $  21,286
                            =========  =========  =========  =========

(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.



USI Holdings Corporation
Non-GAAP Financial Measures

Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets,
Excluding Identified Adjustments

Identified Adjustments:

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R). Accordingly, the Company recorded expenses of $0.9 and $1.7 million related to its stock option and employee stock purchase plans for the three and six months ended June 30, 2006, respectively. Additionally, in the first quarter of 2006, the Company recorded $2.1 million of expense for an early extinguishment of debt related to its new credit facility. There were no such similar expenses in 2005. All adjustments noted above are referred to as "Identified Adjustments."



                                       For the Three Months Ended
                                                June 30,
                                   -----------------------------------
                                                              2006
                                                            Excluding
                                    2006 As  Identified    Identified
                                   Reported  Adjustments   Adjustments
                                   --------- ------------ ------------
                                         (Dollars in Thousands)

Revenues                           $133,882  $         -  $   133,882

Compensation and employee benefits   73,433            -       73,433
Non-cash stock-based compensation:
 Restricted stock awards                832            -          832
 Stock option expense                   888         (888)           -
Other operating expenses             31,487            -       31,487
Depreciation                          2,476            -        2,476

                                   --------- ----------- -------------
Operating Income                     24,766          888       25,654

Operating Margin                       18.5%                     19.2%

Amortization of intangible assets     7,825            -        7,825
Interest                              4,330            -        4,330
Early extinguishment of debt              -            -            -
Acquisition integration
 expenses (a)                             -            -            -
                                    --------  -----------  -----------
Total Expenses                      121,271         (888)     120,383
                                    --------  -----------  -----------

Income from continuing operations
 before income tax expense           12,611          888       13,499
Income tax expense                    5,346          376        5,722
                                    --------  -----------  -----------
Income from continuing operations     7,265          512        7,777
Addback:  Amortization of
 intangible assets                    7,825            -        7,825
                                    --------  -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                            $ 15,090  $       512  $    15,602
                                    ========  ===========  ===========

Per Share Data - Diluted:
Income From Continuing Operations  $   0.13  $      0.01  $      0.14
Addback:  Amortization of
 intangible assets                     0.13            -         0.13
                                    --------  -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                            $   0.26  $      0.01  $      0.27
                                    ========  ===========  ===========


                                        For the Six Months Ended
                                                June 30,
                                  ------------------------------------
                                                               2006
                                                            Excluding
                                    2006 As   Identified   Identified
                                   Reported  Adjustments   Adjustments
                                  --------- ------------- ------------
                                         (Dollars in Thousands)

Revenues                           $270,510  $         -  $   270,510

Compensation and employee
 benefits                           148,924            -      148,924
Non-cash stock-based
 compensation:
 Restricted stock awards              1,527            -        1,527
 Stock option expense                 1,711       (1,711)           -
Other operating expenses             60,553            -       60,553
Depreciation                          4,975            -        4,975

                                  ---------- ------------ ------------
Operating Income                     52,820        1,711       54,531

Operating Margin                       19.5%                     20.2%

Amortization of intangible assets    15,728            -       15,728
Interest                              8,818            -        8,818
Early extinguishment of debt          2,093       (2,093)           -
Acquisition integration
 expenses (a)                            18          (18)           -
                                   --------   -----------  -----------
Total Expenses                      244,347       (3,822)     240,525
                                   --------   -----------  -----------

Income from continuing operations
 before income tax expense           26,163        3,822       29,985
Income tax expense                   11,177        1,633       12,810
                                   --------   -----------  -----------
Income from continuing operations    14,986        2,189       17,175
Addback:  Amortization of
 intangible assets                   15,728            -       15,728
                                   --------   -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                           $  30,714  $     2,189  $    32,903
                                   ========   ===========  ===========

Per Share Data - Diluted:
Income From Continuing Operations      0.26         0.04         0.30
Addback:  Amortization of
 intangible assets                     0.27            -         0.27
                                   --------   -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                                0.53         0.04         0.57
                                   ========   ===========  ===========

(a) Amounts are included in other operating expenses in the Consolidated Statements of Operations.




USI Holdings Corporation
Non-GAAP Financial Measures

Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets, Excluding Identified Adjustments

Identified Adjustments:

In December 2004, USI announced that it had approved a plan to take steps to reduce ongoing operating expenses. As a result of these actions, for the six months ended June 30, 2005, the Company recorded expenses of $4.0 million, comprised of restructuring of sales professionals' employment agreements, employee severance and related benefits and lease termination costs. Additionally, in the three and six months ended June 30, 2005, the Company recorded expenses of $0.3 million and $8.4 million, primarily related to the acquisition of Summit Global Partners. In the second quarter of 2005, the Company recorded an adjustment to revenues and related producer compensation payable of $2.2 million and $0.1 million, respectively, related to a change in accounting estimate. There were no such similar adjustments for the three and six months ended June 30, 2006. All adjustments noted above are referred to as "Identified Adjustments."



                                       For the Three Months Ended
                                                June 30,
                                   -----------------------------------
                                                              2005
                                                            Excluding
                                    2005 As   Identified   Identified
                                    Reported  Adjustments  Adjustments
                                   --------- ------------ ------------
                                   (Dollars in Thousands, Except per
                                              Share Amounts)

Total revenues                     $122,555  $     2,169  $   124,724

Compensation and employee benefits   70,894          108       71,002
Non-cash stock-based compensation,
 restricted stock awards                551            -          551
Other operating expenses             28,117            -       28,117
Depreciation                          2,372            -        2,372

                                   --------- ------------ ------------
Operating Income                     20,621        2,061       22,682
                                    --------  -----------  -----------

Operating Margin                       16.8%                     18.2%

Amortization of intangible assets     7,254            -        7,254
Interest                              3,669            -        3,669
Margin improvement plan
 expenses (a)                             -            -            -
Acquisition Integration
 expenses (a)                           310         (310)           -
                                    --------  -----------  -----------

Total Expenses                      113,167         (202)     112,965
                                    --------  -----------  -----------
Income from continuing operations
 before income tax expense            9,388        2,371       11,759
Income tax expense                    4,095          914        5,009
                                    --------  -----------  -----------
Income from continuing operations     5,293        1,457        6,750
Addback:  Amortization of
 intangible assets                    7,254            -        7,254
                                    --------  -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                            $ 12,547  $     1,457  $    14,004
                                    ========  ===========  ===========

Per Share Data - Diluted:
Income From Continuing Operations  $   0.09  $      0.03  $      0.12
Addback:  Amortization of
 intangible assets                     0.13            -         0.13
                                    --------  -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                            $   0.22  $      0.03  $      0.25
                                    ========  ===========  ===========


                                        For the Six Months Ended
                                                June 30,
                                  ------------------------------------
                                                             2005
                                                            Excluding
                                    2005 As   Identified  Identified
                                    Reported  Adjustments Adjustments
                                  ---------- ------------ ------------
                                   (Dollars in Thousands, Except per
                                             Share Amounts)

Total revenues                    $ 244,567  $     2,169  $   246,736

Compensation and employee
 benefits                           139,129          108      139,237
Non-cash stock-based
 compensation, restricted stock
 awards                                 869            -          869
Other operating expenses             53,742            -       53,742
Depreciation                          4,701            -        4,701

                                   ---------- ----------- ------------
Operating Income                     46,126        2,061       48,187
                                   ---------  -----------  -----------

Operating Margin                       18.9%                    19.5%

Amortization of intangible assets    14,008            -       14,008
Interest                              6,769            -        6,769
Margin improvement plan
 expenses (a)                         4,030       (4,030)           -
Acquisition Integration
 expenses (a)                         8,432       (8,432)           -
                                   ---------  -----------  -----------

Total Expenses                      231,680      (12,354)     219,326
                                   ---------  -----------  -----------
Income from continuing operations
 before income tax expense           12,887       14,523       27,410
Income tax expense                    5,609        6,068       11,677
                                   ---------  -----------  -----------
Income from continuing operations     7,278        8,455       15,733
Addback:  Amortization of
 intangible assets                   14,008            -       14,008
                                   ---------  -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                           $  21,286  $     8,455  $    29,741
                                   =========  ===========  ===========

Per Share Data - Diluted:
Income From Continuing Operations $    0.13  $      0.15  $      0.28
Addback:  Amortization of
 intangible assets                     0.25            -         0.25
                                   ---------  -----------  -----------
Income from continuing operations
 plus amortization of intangible
 assets                           $    0.38  $      0.15  $      0.53
                                   =========  ===========  ===========


(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.



USI Holdings Corporation and Subsidiaries
Summary Statements of Operations by Segment






(Amounts in Thousands)

For the three months
 ended June 30:                    Specialized
                        Insurance   Benefits
        2006            Brokerage   Services    Corporate     Total
---------------------- ----------- ----------- ----------- -----------
Revenues               $  125,787  $    8,044  $       51  $  133,882
                        ----------  ----------  ----------  ----------
Compensation and
 employee benefits         66,674       4,174       2,585      73,433
Other operating
 expenses                  23,790       3,797       3,900      31,487
Non-cash stock-based
 compensation:
 Restricted stock
  awards                      645          17         170         832
 Stock option expense         413          49         426         888
Depreciation                1,939         236         301       2,476
Amortization                7,096         729           -       7,825
Interest expense              170         102       4,058       4,330
                        ----------  ----------  ----------  ----------
Income (loss) from
 continuing
 operations, before
 income taxes              25,060      (1,060)    (11,389)     12,611
                        ----------  ----------  ----------  ----------
Add back:
Amortization                7,096         729           -       7,825
Interest expense              170         102       4,058       4,330
Acquisition
 integration expense            -           -           -           -
                        ----------  ----------  ----------  ----------
Operating income
 (loss)                $   32,326  $     (229) $   (7,331) $   24,766
                        ==========  ==========  ==========  ==========

Operating margin             25.7%       -2.8%         NM        18.5%

Revenues               $  125,787  $    8,044  $       51  $  133,882
Adjustments to
 revenues                       -           -           -           -
                        ----------  ----------  ----------  ----------
Adjusted revenues      $  125,787  $    8,044  $       51  $  133,882
                        ----------  ----------  ----------  ----------

Operating income
 (loss)                $   32,326  $     (229) $   (7,331) $   24,766
Adjustments to
 operating income
 (loss) (1)                   413          49         426         888
                        ----------  ----------  ----------  ----------
Adjusted operating
 income (loss)         $   32,739  $     (180) $   (6,905) $   25,654
                        ----------  ----------  ----------  ----------

Adjusted operating
 margin                      26.0%       -2.2%         NM        19.2%

        2005
----------------------
Revenues               $  115,590  $    6,630  $      335  $  122,555
                        ----------  ----------  ----------  ----------
Compensation and
 employee benefits         64,852       2,980       3,071      70,903
Other operating
 expenses                  20,485       2,753       5,180      28,418
Non-cash stock-based
 compensation,
 restricted stock
 awards                       444          11          96         551
Depreciation                1,896         126         350       2,372
Amortization                6,575         679           -       7,254
Interest expense              267          85       3,317       3,669
                        ----------  ----------  ----------  ----------
Income (loss) from
 continuing
 operations, before
 income taxes              21,071          (4)    (11,679)      9,388
                        ----------  ----------  ----------  ----------
Add back:
Amortization                6,575         679           -       7,254
Interest expense              267          85       3,317       3,669
Acquisition
 integration expense          310           -           -         310
                        ----------  ----------  ----------  ----------
Operating income
 (loss)                $   28,223  $      760  $   (8,362) $   20,621
                        ==========  ==========  ==========  ==========

Operating margin             24.4%       11.5%         NM        16.8%

Revenues               $  115,590  $    6,630  $      335  $  122,555
Adjustments to
 revenues                   2,169           -           -       2,169
                        ----------  ----------  ----------  ----------
Adjusted revenues      $  117,759  $    6,630  $      335  $  124,724
                        ----------  ----------  ----------  ----------

Operating income
 (loss)                $   28,223  $      760  $   (8,362) $   20,621
Adjustments to
 operating income
 (loss) (1)                 2,061           -           -       2,061
                        ----------  ----------  ----------  ----------
Adjusted operating
 income (loss)         $   30,284  $      760  $   (8,362) $   22,682
                        ----------  ----------  ----------  ----------

Adjusted operating
 margin                      25.7%       11.5%         NM        18.2%



(1) Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R). Accordingly, the Company recorded expenses of $0.9 and $1.7 million related to its stock option and employee stock purchase plans for the three and six months ended June 30, 2006, respectively. Additionally, in the first quarter of 2006, the Company recorded $2.1 million of expense for an early extinguishment of debt related to its new credit facility. In the second quarter of 2005, the Company recorded an adjustment to revenues and related producer compensation payable of $2.2 million and $0.1 million, respectively, related to a change in accounting estimate. All adjustments noted above are referred to as "Identified Adjustments."




USI Holdings Corporation and Subsidiaries
Summary Statements of Operations by Segment



(Amounts in Thousands)

For the six months                 Specialized
 ended June 30:         Insurance   Benefits
        2006            Brokerage   Services    Corporate     Total
--------------------- ------------ ----------- ----------- -----------
Revenues               $  255,422  $   14,965  $      123  $  270,510
                        ----------  ----------  ----------  ----------
Compensation and
 employee benefits        135,306       8,484       5,134     148,924
Other operating
 expenses                  45,117       7,662       7,792      60,571
Non-cash stock-based
 compensation:
  Restricted stock
   awards                   1,207          28         292       1,527
  Stock option expense        803          79         829       1,711
Depreciation                3,862         472         641       4,975
Amortization               14,200       1,528           -      15,728
Interest expense              377         206       8,235       8,818
Early extinguishment
 of debt                        -           -       2,093       2,093
                        ----------  ----------  ----------  ----------
Income(loss) from
 continuing
 operations, before
 income taxes              54,550      (3,494)    (24,893)     26,163
                        ----------  ----------  ----------  ----------
Add back:
Amortization               14,200       1,528           -      15,728
Interest expense              377         206       8,235       8,818
Early extinguishment
 of debt                        -           -       2,093       2,093
Acquisition
 integration expense           18           -           -          18
                        ----------  ----------  ----------  ----------
Operating income
 (loss)                $   69,145  $   (1,760) $  (14,565) $   52,820
                        ----------  ----------  ----------  ----------

Operating margin             27.1%      -11.8%         NM        19.5%

Revenues               $  255,422  $   14,965  $      123  $  270,510
Adjustments to
 revenues                       -           -           -           -
                        ----------  ----------  ----------  ----------
Adjusted revenues      $  255,422  $   14,965  $      123  $  270,510
                        ----------  ----------  ----------  ----------

Operating income
 (loss)                $   69,145  $   (1,760) $  (14,565) $   52,820
Adjustments to
 operating income
 (loss) (1)                   803          79         829       1,711
                        ----------  ----------  ----------  ----------
Adjusted operating
 income (loss)         $   69,948  $   (1,681) $  (13,736) $   54,531
                        ----------  ----------  ----------  ----------

Adjusted operating
 margin                      27.4%      -11.2%         NM        20.2%

        2005
----------------------
Revenues               $  230,639  $   13,334  $      594  $  244,567
                        ----------  ----------  ----------  ----------
Compensation and
 employee benefits        137,206       6,396       7,695     151,297
Other operating
 expenses                  40,147       5,107       8,782      54,036
Non-cash stock-based
 compensation,
 restricted stock
 awards                       689          18         162         869
Depreciation                3,741         247         713       4,701
Amortization               12,645       1,363           -      14,008
Interest expense              555         189       6,025       6,769
                        ----------  ----------  ----------  ----------
Income(loss) from
 continuing
 operations, before
 income taxes              35,656          14     (22,783)     12,887
                        ----------  ----------  ----------  ----------
Add back:
Amortization               12,645       1,363           -      14,008
Interest expense              555         189       6,025       6,769
Acquisition
 integration and
 margin improvement
 plan expenses             10,828          82       1,552      12,462
                        ----------  ----------  ----------  ----------
Operating income
 (loss)                $   59,684  $    1,648  $  (15,206) $   46,126
                        ----------  ----------  ----------  ----------

Operating margin             25.9%       12.4%         NM        18.9%

Revenues               $  230,639  $   13,334  $      594  $  244,567
Adjustments to
 revenues                   2,169           -           -       2,169
                        ----------  ----------  ----------  ----------
Adjusted revenues      $  232,808  $   13,334  $      594  $  246,736
                        ----------  ----------  ----------  ----------

Operating income
 (loss)                $   59,684  $    1,648  $  (15,206) $   46,126
Adjustments to
 operating income
 (loss) (1)                 2,061           -           -       2,061
                        ----------  ----------  ----------  ----------
Adjusted operating
 income (loss)         $   61,745  $    1,648  $  (15,206) $   48,187
                        ----------  ----------  ----------  ----------

Adjusted operating
 margin                      26.5%       12.4%         NM        19.5%

(1) Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R). Accordingly, the Company recorded expenses of $0.9 and $1.7 million related to its stock option and employee stock purchase plans for the three and six months ended June 30, 2006, respectively. Additionally, in the first quarter of 2006, the Company recorded $2.1 million of expense for an early extinguishment of debt related to its new credit facility. In the second quarter of 2005, the Company recorded an adjustment to revenues and related producer compensation payable of $2.2 million and $0.1 million, respectively, related to a change in accounting estimate. All adjustments noted above are referred to as "Identified Adjustments."





USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Organic Revenue Growth/(Decline)

                                   For the Three Months Ended June 30
                                   -----------------------------------
                                       Revenues            Change
                                  ------------------- ----------------
                                     2006      2005    Amount  Percent
                                   --------  -------- -------- -------
          Consolidated                (Dollars in
---------------------------------      Thousands)

Net Commissions and Fees -
 Property & Casualty              $ 68,278  $ 66,605  $ 1,673     2.5%
Net Commissions and Fees -
 Benefits                           59,454    51,213    8,241    16.1%
                                   --------  --------  -------
 Total Net Commissions and Fees    127,732   117,818    9,914     8.4%
                                   --------  --------  -------
Contingents and Overrides            3,354     2,926      428    14.6%
Other Income                         2,796     1,811      985    54.4%

                                  --------- --------- -------- -------
Total Revenues                    $133,882  $122,555  $11,327     9.2%
                                   ========  ========  ======= =======


       Insurance Brokerage
---------------------------------

Net Commissions and Fees -
 Property & Casualty              $ 68,278  $ 66,605  $ 1,673     2.5%
Net Commissions and Fees -
 Benefits                           51,412    44,587    6,825    15.3%
                                   --------  --------  -------
 Total Net Commissions and Fees    119,690   111,192    8,498     7.6%
                                   --------  --------  -------
Contingents and Overrides            3,354     2,926      428    14.6%
Other Income                         2,743     1,472    1,271    86.3%

                                  --------- --------- -------- -------
Total Revenues                    $125,787  $115,590  $10,197     8.8%
                                   ========  ========  ======= =======


  Specialized Benefits Services
---------------------------------

Net Commissions and Fees -
 Benefits                         $  8,042  $  6,626  $ 1,416    21.4%
Contingents and Overrides                -         -        -       -
Other Income                             2         4       (2)  -50.0%

                                  --------- --------- -------- -------
Total Revenues                    $  8,044  $  6,630  $ 1,414    21.3%
                                   ========  ========  ======= =======


            Corporate
---------------------------------

Other Income                      $     51  $    335  $  (284)  -84.8%

                                  --------- --------- -------- -------
Total Revenues                    $     51  $    335  $  (284)  -84.8%
                                   ========  ========  ======= =======




                             Adjustment                       Adjusted
                              for Net    Organic  Identified   Organic
                              Acquired   Growth/  Adjustments  Growth/
                             Businesses (Decline)     (1)      Decline
                             ---------- --------- ----------- --------
        Consolidated
----------------------------

Net Commissions and Fees -
 Property & Casualty         $    (625)      1.6% $   (1,901)    -1.3%
Net Commissions and Fees -
 Benefits                       (5,080)      6.2%       (268)     5.6%
                              ---------            ----------
 Total Net Commissions and
  Fees                          (5,705)      3.6%     (2,169)     1.7%
                              ---------            ----------
Contingents and Overrides          (42)     13.2%          -     13.2%
Other Income                         -      54.4%          -     54.4%

                             ---------- --------- ----------- --------
Total Revenues               $  (5,747)      4.6% $   (2,169)     2.8%
                              ========= =========  ========== ========


    Insurance Brokerage
----------------------------

Net Commissions and Fees -
 Property & Casualty         $    (625)      1.6% $   (1,901)    -1.3%
Net Commissions and Fees -
 Benefits                       (4,345)      5.6%       (268)     5.0%
                              ---------            ----------
 Total Net Commissions and
  Fees                          (4,970)      3.2%     (2,169)     1.2%
                              ---------            ----------
Contingents and Overrides          (42)     13.2%          -     13.2%
Other Income                         -      86.3%          -     86.3%

                             ---------- --------- ----------- --------
Total Revenues               $  (5,012)      4.5% $   (2,169)     2.6%
                              ========= =========  ========== ========


   Specialized Benefits
          Services
----------------------------

Net Commissions and Fees -
 Benefits                    $    (735)     10.3% $        -     10.3%
Contingents and Overrides            -         -           -        -
Other Income                         -     -50.0%          -    -50.0%

                             ---------- --------- ----------- --------
Total Revenues               $    (735)     10.2% $        -     10.2%
                              ========= =========  ========== ========


         Corporate
----------------------------

Other Income                 $       -     -84.8% $        -    -84.8%

                             ---------- --------- ----------- --------
Total Revenues               $       -     -84.8% $        -    -84.8%
                              ========= =========  ========== ========



                                     For the Six Months Ended June 30
                                  ------------------------------------
                                       Revenues            Change
                                  ------------------- ----------------
                                     2006      2005    Amount  Percent
                                   --------  -------- -------- -------
          Consolidated               (Dollars in
---------------------------------     Thousands)

Net Commissions and Fees -
 Property & Casualty              $133,598  $127,624  $ 5,974     4.7%
Net Commissions and Fees -
 Benefits                          109,090    92,698   16,392    17.7%
                                   --------  --------  -------
 Total Net Commissions and Fees    242,688   220,322   22,366    10.2%
                                   --------  --------  -------
Contingents and Overrides           22,107    20,928    1,179     5.6%
Other Income                         5,715     3,317    2,398    72.3%

                                  --------- --------- -------- -------
Total Revenues                    $270,510  $244,567  $25,943    10.6%
                                   ========  ========  ======= =======


       Insurance Brokerage
---------------------------------

Net Commissions and Fees -
 Property & Casualty              $133,598  $127,624  $ 5,974     4.7%
Net Commissions and Fees -
 Benefits                           94,127    79,390   14,737    18.6%
                                   --------  --------  -------
 Total Net Commissions and Fees    227,725   207,014   20,711    10.0%
                                   --------  --------  -------
Contingents and Overrides           22,107    20,909    1,198     5.7%
Other Income                         5,590     2,716    2,874   105.8%

                                  --------- --------- -------- -------
Total Revenues                    $255,422  $230,639  $24,783    10.7%
                                   ========  ========  ======= =======


  Specialized Benefits Services
---------------------------------

Net Commissions and Fees -
 Benefits                         $ 14,963  $ 13,308  $ 1,655    12.4%
Contingents and Overrides                -        19      (19)      -
Other Income                             2         7       (5)  -71.4%

                                  --------- --------- -------- -------
Total Revenues                    $ 14,965  $ 13,334  $ 1,631    12.2%
                                   ========  ========  ======= =======

            Corporate
---------------------------------

Other Income                      $    123  $    594  $  (471)  -79.3%

                                  --------- --------- -------- -------
Total Revenues                    $    123  $    594  $  (471)  -79.3%
                                   ========  ========  ======= =======




                             Adjustment                       Adjusted
                              for Net    Organic  Identified   Organic
                              Acquired   Growth/  Adjustments Growth/
                             Businesses (Decline)    (1)       Decline
                             ---------- --------- ----------- --------
        Consolidated
----------------------------

Net Commissions and Fees -
 Property & Casualty         $  (5,555)      0.3% $   (1,901)    -1.2%
Net Commissions and Fees -
 Benefits                      (11,377)      5.4%       (268)     5.1%
                              ---------            ----------
 Total Net Commissions and
  Fees                         (16,932)      2.5%     (2,169)     1.5%
                              ---------            ----------
Contingents and Overrides         (989)      0.9%          -      0.9%
Other Income                      (166)     67.3%          -     67.3%

                             ---------- --------- ----------- --------
Total Revenues               $ (18,087)      3.2% $   (2,169)     2.3%
                              ========= =========  ========== ========


    Insurance Brokerage
----------------------------

Net Commissions and Fees -
 Property & Casualty         $  (5,555)      0.3% $   (1,901)    -1.2%
Net Commissions and Fees -
 Benefits                       (9,873)      6.1%       (268)     5.8%
                              ---------            ----------
 Total Net Commissions and
  Fees                         (15,428)      2.6%     (2,169)     1.5%
                              ---------            ----------
Contingents and Overrides         (989)      1.0%          -      1.0%
Other Income                      (166)     99.7%          -     99.7%

                             ---------- --------- ----------- --------
Total Revenues               $ (16,583)      3.6% $   (2,169)     2.6%
                              ========= =========  ========== ========


   Specialized Benefits
          Services
----------------------------

Net Commissions and Fees -
 Benefits                    $  (1,504)      1.1% $        -      1.1%
Contingents and Overrides            -         -           -        -
Other Income                         -     -71.4%          -    -71.4%

                             ---------- --------- ----------- --------
Total Revenues               $  (1,504)      1.0% $        -      1.0%
                              ========= =========  ========== ========


         Corporate
----------------------------

Other Income                 $       -     -79.3% $        -    -79.3%

                             ---------- --------- ----------- --------
Total Revenues               $       -     -79.3% $        -    -79.3%
                              ========= =========  ========== ========



(1) In the second quarter of 2005, the Company recorded an adjustment to revenues and related producer compensation payable of $2.2 million and $0.1 million, respectively, related to a change in accounting estimate. There were no such similar adjustments for the three and six months ended June 30, 2006. All adjustments noted above are referred to as "Identified Adjustments."




    CONTACT: USI Holdings Corporation
             Robert S. Schneider, 914-749-8502
             rschneider@usi.biz